PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                                USX CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                USX CORPORATION
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

[LOGO OF USX]

USX CORPORATION

  USX-MARATHON GROUP COMMON STOCK
  USX-U.S. STEEL GROUP COMMON STOCK
  USX-DELHI GROUP COMMON STOCK


NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

AND PROXY STATEMENT


Tuesday, April 30, 1996
10:00 A.M., Eastern Daylight Time

Hall of Mirrors
Omni Netherland Plaza Hotel
35 West Fifth Street
Cincinnati, Ohio

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TABLE OF CONTENTS

                                                                            Page
Notice of Annual Meeting of Stockholders..................................    3
Proxy Statement...........................................................    3
 The Board of Directors...................................................    4
 Proposals of the Board--
  Proposal No. 1--Election of Directors...................................    6
  Nominees for Director...................................................    6
  Continuing Directors....................................................    8
  Proposal No. 2--Election of Independent Accountants.....................   10
 Security Ownership.......................................................   11
 Executive Compensation and Other Information.............................   13

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Please Mark, Sign and Return Your Proxy Card Promptly

                                 [LOGO OF USX]

USX Corporation                              Thomas J. Usher
600 Grant Street                             Chairman, Board of Directors
Pittsburgh, PA                               & Chief Executive Officer
15219-4776


                                       March 8, 1996

To the Stockholders:

The 1996 annual meeting of stockholders (the "Meeting") will be held in the Hall of Mirrors of the Omni Netherland Plaza Hotel, 35 West Fifth Street, Cincinnati, Ohio, on Tuesday, April 30 at 10:00 A.M., Eastern Daylight Time.

The election of directors and independent accountants will take place at the Meeting. This year we will elect five Class III directors whose terms will expire at the 1999 annual meeting. The proxy statement contains information with respect to the nominees as well as the other directors who continue in office. All of the nominees except one have previously been elected by the stockholders.

We hope you will be represented at the Meeting by marking, signing and returning the enclosed proxy card as promptly as possible, whether or not you expect to be present in person. The directors of USX Corporation appreciate the cooperation of stockholders in directing proxies to vote at the Meeting.

                                       Sincerely,

                                       /s/ T. J. Usher

USX CORPORATION
600 Grant Street, Pittsburgh, PA 15219-4776

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               ON APRIL 30, 1996

  The annual meeting of the stockholders of USX Corporation (the "Meeting") will be held in the Hall of Mirrors of the Omni Netherland Plaza Hotel, 35 West Fifth Street, Cincinnati, Ohio, on Tuesday, April 30, 1996 at 10:00 A.M., Eastern Daylight Time, for the following purposes:

  To elect five Class III directors;

  To elect independent accountants for 1996; and

  To transact such other business as may properly come before the Meeting.

  Holders of record of each of the classes of USX's common stock on the books of USX Corporation at the close of business on March 1, 1996 are entitled to vote at the Meeting.

                                        By order of the Board of Directors,

                                                         Dan D. Sandman,

                                                                  Secretary

Dated, March 8, 1996
                                ---------------

                                PROXY STATEMENT

  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of USX Corporation ("USX") for use at the 1996 annual meeting of stockholders (the "Meeting") to be held on April 30, 1996 in the Hall of Mirrors of the Omni Netherland Plaza Hotel, 35 West Fifth Street, Cincinnati, Ohio. The enclosed proxy is for the use of holders of record of USX-Marathon Group Common Stock ("Marathon Stock"), USX-U.S. Steel Group Common Stock ("Steel Stock") and USX-Delhi Group Common Stock ("Delhi Stock") at the close of business on March 1, 1996. The proxy is a means by which stockholders may authorize the voting of their shares at the Meeting. Shares cannot be voted at the Meeting unless the owner of record is present to vote or is represented by a proxy. Shares represented by proxies received will be voted as specified by the stockholder. Except as otherwise specified in the proxy, shares will be voted for the election of the nominees for director named herein and for the election of Price Waterhouse LLP as in-dependent accountants for 1996. Any person who has signed and returned a proxy may revoke it at any time before it is exercised by submitting a subsequently executed proxy, by giving notice of revocation to the Secretary of USX or by voting in person at the Meeting. All classes of common stock will vote to-gether as a single class on all matters presented for consideration at the Meeting. Directors are elected by a plurality, and independent accountants by a majority, of the votes of the shares present in person or represented by proxy and entitled to vote. Abstentions are counted as votes present and enti-tled to vote and have the effect of votes against a particular matter. Broker non-votes are not counted in determining the number of shares voted for or against any nominee for director or any other voting matter. Both abstentions and broker non-votes are counted in determining the presence of a quorum.

  The Board has adopted a policy on confidential voting with respect to prox-ies. The policy, which will be applicable to voting in connection with the Meeting, provides stockholders confidentiality in voting. Accordingly, all ex-ecuted proxy cards and ballots which identify stockholders are held perma-nently confidential, except (i) as necessary to meet any applicable legal re-quirements, (ii) in limited circumstances, such as contested proxy solicitations, and (iii) to allow inspectors of election to tabulate and cer-tify the vote. The tabulators, who are currently employees of USX, and the in-spectors of election, who are not employees of USX, are required to execute appropriate confidentiality agreements.

  The Board knows of no business that will be presented for consideration at the Meeting other than the matters described in this proxy statement. If any other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

  As of the close of business on March 1, 1996, there were outstanding 287,399,738 shares of Marathon Stock, 83,214,496 shares of Steel Stock and 9,446,769 shares of Delhi Stock. At the Meeting each share of Marathon Stock will be entitled to one vote and each share of Steel Stock and Delhi Stock will be entitled to 1.855 votes and .573 votes, respectively, with respect to matters to be voted upon by all classes of common stock voting as a single class. The number of votes each share of Steel Stock and Delhi Stock is enti-tled to cast has been calculated using a formula based on time-weighted aver-age ratios of the market value of one share of Steel Stock and Delhi Stock, as the case may be, to one share of Marathon Stock over the 20 business day pe-riod ending on February 23, 1996, as provided in USX's Certificate of Incorpo-ration. Shares of preferred stock are not entitled to vote at the Meeting. This proxy statement was first mailed to the stockholders of USX on or about March 8, 1996.

                            THE BOARD OF DIRECTORS

  The business of USX is under the general direction of the Board as provided by the By-Laws of USX and the laws of Delaware, the state of incorporation. There are five principal committees of the Board: the Audit, Compensation, Or-ganization and Corporate Governance, and Public Policy Committees and the Com-mittee on Financial Policy.

  THE AUDIT COMMITTEE has oversight responsibility for ensuring the integrity of the financial reports of USX, determining that the administrative, opera-tional and internal accounting controls are reviewed periodically to assure that USX is operating in accordance with prescribed procedures and codes of conduct and providing direction to the internal audit staff and the indepen-dent accountants. In carrying out its responsibilities, the Audit Committee makes recommendations to the Board regarding the independent accountants to be nominated for election by the stockholders and reviews the independence of such accountants, approves the scope of the annual audit activities of the in-dependent accountants and USX's internal auditors, approves the audit fee pay-able to the independent accountants and reviews audit results. It also has been assigned the responsibility of reviewing matters pertaining to poten-tially divergent interests, if any, among the three classes of common stock, the policies and practices of USX with respect to the three business groups, the allocation of charges and credits among the three business groups and the discharge by the Board of its fiduciary duties to the common stockholders in the context of the three separate classes of stock. In addition, the Audit Committee reviews and approves the Form 10-K Annual Report filed with the Se-curities and Exchange Commission (the "Commission"). Mr. Armstrong, Dr. Brown and Messrs. Corry, Marshall, McGillicuddy, Schofield, Snow and Yearley are members of the Audit Committee, and Mr. Armstrong is Chairman.

  THE COMPENSATION COMMITTEE is responsible for making recommendations to the Board on all matters of policy and procedures relating to compensation of ex-ecutive management, for approving the salaries of officers (other than the of-ficer-directors, whose salaries are approved by the Board) and for administra-tion of the Annual Incentive Compensation Plan and the Senior Executive Officer Annual Incentive Compensation Plan. The Committee also approves grants of options, stock appreciation rights and restricted stock under, and adminis-ters, USX's 1990 Stock Plan. The Committee is authorized to adopt and amend, on behalf of USX, employee benefit plans, to review the activities of United States Steel and Carnegie Pension Fund as administrator of certain benefit plans and to make recommendations to the Board concerning policy matters re-lating to employee benefits. Its members are Messrs. Lee, Lego, McGillicuddy and Schofield, and Mr. McGillicuddy is Chairman.

  THE ORGANIZATION AND CORPORATE GOVERNANCE COMMITTEE makes recommendations to the Board concerning the appropriate size and composition of the Board, in-cluding candidates for election as directors, the composition and functions of committees of the Board, the compensation of non-employee directors, and all matters relating to the development and effective functioning of the Board. It also confers with USX's management concerning plans for succession to execu-tive management positions and assesses and makes recommendations concerning overall corporate governance to the extent specific matters are not the as-signed responsibility of other committees of the Board. The Organization and Corporate Governance Committee, in recommending candidates for election as di-rectors, among other considerations, studies from time to time the composition of the Board and endeavors to locate candidates for Board membership whose backgrounds indicate that they have broad knowledge and experience in business and society in general. The Organization and Corporate Governance Committee also considers nominees recommended by stockholders for election as director. Such recommendations, together with the nominee's qualifications and consent to be considered as a nominee, should be sent to the Secretary of USX for presentation to the Organ-ization and Corporate Governance Committee. Messrs. Armstrong, Corry, Lego, Richman, Schofield and Yearley are members of the Organization and Corporate Governance Committee, and Mr. Yearley is Chairman.

  THE PUBLIC POLICY COMMITTEE reviews and makes recommendations to the Board concerning corporate policy in connection with community and governmental re-lations, codes of conduct, environmental, safety and OSHA matters, investor relations, trade matters and other broad social, political and public issues. Mr. Armstrong, Dr. Brown and Messrs. Lee, Lego, Marshall, McGillicuddy, Rich-man and Snow are members of the Public Policy Committee, and Mr. Lego is Chairman.

  THE COMMITTEE ON FINANCIAL POLICY makes recommendations to the Board concerning dividends and matters of financial import, receives reports on various financial matters and has authority to approve certain borrowings by USX. Its members are Dr. Brown and Messrs. Corry, Hernandez, Lee, Marshall, Richman, Snow and Yearley, and Mr. Hernandez is Chairman.

  The Board of Directors met eight times in 1995. The Audit Committee met six times in 1995, the Compensation Committee five times, the Organization and Corporate Governance Committee three times, the Public Policy Committee three times and the Committee on Financial Policy four times. The directors spend considerable time in preparing for meetings of the Board and the committees on which they serve. They also attend as many of the meetings as is possible. During 1995, attendance of the directors averaged 92%.

                           COMPENSATION OF DIRECTORS

  Directors who are officers or employees of USX or of its subsidiaries re-ceive no fees or remuneration, as such, for service as a member of the Board or any Board committee. The By-Laws of USX provide that each director who is not such an officer or employee shall receive such allowances and attendance fees as the Board may from time to time determine. The Board has determined that non-employee directors shall each receive annual retainers of $28,000, each Chairman of a Board committee an additional $6,000 and other members of a Board committee an additional $5,000 each, plus a fee of $1,600 for each Board or committee meeting attended. The USX Corporation Non-Employee Director Re-tirement Benefit Program provides to directors (other than employee-directors or former employee-directors) who complete five years of service and who (1) retire pursuant to the retirement policy, or (2) retire for health or other reasons beyond their control or (3) die prior to retirement, a total benefit equal to the annual retainer in effect as of the date of retirement times the number of full years' service as a member of the Board. In the event of the death of a director, any unpaid amount will be paid to the surviving spouse of the director, or the director's estate if there is no surviving spouse. Bene-fits under the Program may be paid in quarterly installments for the number of years of service as a director or, at the election of the director prior to retirement, in a lump sum equal to the present value of the total benefit pay-able. Payments due the surviving spouse or estate of a deceased director shall be paid in a lump sum equal to the present value of the unpaid benefit owing at the time of the director's death. The USX Corporation Non-Employee Director Stock Plan provides that USX will supplement the fees paid to each non-em-ployee director with a grant of shares of each class of common stock of USX equal to that number of shares of such class purchased in the open market by the director up to a maximum of 500 shares of such class. In order to qualify for such grants, non-employee directors must have purchased shares during the 60 days following the date of their initial election to the Board.

  The retirement policy for members of the Board provides that each non-em-ployee director may continue to serve until the end of the month in which age 70 is attained and that each officer-director may continue to serve until re-tirement as an employee, except that the chief executive officer may continue to serve after such retirement if the Board requests that such chief executive officer do so, provided that under no circumstances shall the chief executive officer serve after the month in which such chief executive officer attains age 70. The policy requires retirement notwithstanding that the director's term expires at a later date. James A.D. Geier, who was a member of the Com-pensation, Organization and Corporate Governance, and Public Policy Commit-tees, retired with distinction on December 31, 1995 after eleven years of service.

                            PROPOSALS OF THE BOARD

  The following proposals are expected to be presented to the Meeting by the Board.

                    PROPOSAL NO. 1--ELECTION OF DIRECTORS

  USX's Certificate of Incorporation provides that the directors shall be di-vided into three classes: Class I, Class II and Class III, each class to con-sist, as nearly as may be possible, of one-third of the whole number of the Board. At each annual meeting the directors elected to succeed those whose terms expire shall be identified as being of the same class as those directors they succeed and shall be elected for a term to expire at the third annual meeting of stockholders after their election, and until their successors are duly elected and qualified. A director elected to fill a vacancy is elected to the same class as the director he succeeds and a director elected to fill a newly created directorship holds office until the next election of the class to which such director is elected.

  The Board has set the number of directors at sixteen, pursuant to the provi-sions of the By-Laws. The current five Class III directors are nominees for election this year for a three-year term expiring at the 1999 annual meeting. All of the nominees (except Mr. Schofield, who was elected by the directors ef-fective June 1, 1994) and all of the continuing Class I and Class II directors (except Mr. Snow, who was elected by the directors effective March 1, 1995 and Mr. Wilhelm, who was elected by the directors effective July 25, 1995) have previously been elected by the stockholders. Of the fifteen present directors, four are current officers of USX, one is a retired officer of USX, seven have top executive experience with a wide variety of businesses, one was with the National Aeronautics and Space Administration and served as a university pro-fessor before entering business, one had a career as a distinguished chemist before becoming an educator and one has a distinguished career in education in addition to service as a member of the President's Cabinet. A brief statement of the background of each nominee and each continuing director is given on the following pages. If any nominee shall be unable to serve, proxies may be voted for another person designated by the Board.

  To be eligible for election as directors, persons nominated other than by the Board must be nominated in accordance with the procedures set forth in the By-Laws which require that notice be received by the Secretary at least 60 days, but not more than 90 days, prior to the date of the Meeting containing certain information regarding the person or persons to be nominated and the stockholder giving such notice.

              NOMINEES FOR CLASS III DIRECTOR--TERM EXPIRES 1999
--------------------------------------------------------------------------------

[PHOTO APPEARS      JEANETTE G. BROWN           Director since 1993     Age: 67
   HERE]
                    RETIRED DIRECTOR OF CORPORATE RESEARCH, BP AMERICA. Dr.
                    Brown graduated from Ohio University in 1950 with a BS de-gree and received an MS degree from Western Reserve Univer-sity in 1958. She holds seven D.Sc. (hon.) degrees. Dr.
                    Brown completed the Executive Management School, University of California, Berkeley. From 1950 to 1988 she was employed by BP America (formerly The Standard Oil Company) in vari-ous research positions. She retired as director of corpo-rate research, environmental and analytical sciences. She is a director of AGA Gas, Inc., The BF Goodrich Company,
                    BDM International, Inc., McDonald & Co. Investments, Inc.
                    and Diatrac Holdings, Inc. Dr. Brown is a trustee of the Ohio University Foundation and was Distinguished Visiting
                    Professor and Director, Research Enhancement there from
                    1989-1995. She was appointed to the Ohio Boards of Regents in 1995, and is chair of the Board of Trustees of The
                    Cleveland Scholarship Programs, Inc. She also serves on the
                    White House Joint High Level Advisory Panel on US/Japan
                    Science and Technology Agreements.




--------------------------------------------------------------------------------

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[PHOTO APPEARS      CHARLES A. CORRY               Director since 1988  Age: 64
   HERE]            RETIRED CHAIRMAN OF THE BOARD & CHIEF EXECUTIVE OFFICER,
                    USX CORPORATION. Mr. Corry graduated from the University of Cincinnati in 1955 with a BA degree and received a JD degree from the University of Cincinnati Law School. After serving in the U.S. Air Force, he joined USX in 1959, holding various finance and accounting positions prior to being named vice president-corporate planning in 1979. Mr. Corry was elected senior vice president and comptroller in 1982 and president of the U.S. Diversified Group of USX in 1987. He was elected president of USX in 1988 and elected chairman of the board and chief executive officer in 1989, the position he held until his retirement on June 30, 1995. Mr. Corry serves as Chairman of the Executive Committee of the Board. He is a director of GenCorp Inc., Mellon Bank Corporation and Transtar, Inc., a member of the Federal Judicial Nominating Commission and a member of The Business Council.

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[PHOTO APPEARS      PAUL E. LEGO                   Director since 1988  Age: 65
   HERE] RETIRED CHAIRMAN, WESTINGHOUSE ELECTRIC CORPORATION (BROADCASTING, POWER GENERATION SYSTEMS, TRANSPORT TEMPERATURE CONTROL). Mr. Lego graduated from the
                    University of Pittsburgh with BS and MS degrees in electrical engineering after service in the U.S. Army. He joined Westinghouse in 1956 at the East Pittsburgh plant and held a number of engineering and management positions prior to being named a vice president in 1979, executive vice president in 1980 and senior executive vice president, corporate resources in 1985. In 1988 Mr. Lego was elected a director and president and chief operating officer of Westinghouse and chairman and chief executive officer in 1990. Mr. Lego retired in January 1993. He is Chairman of the Board of Commonwealth Aluminum Corporation and a director of Consolidated Natural Gas Company, Lincoln Electric Company, and PNC Bank Realty Holding Company; a trustee of the University of Pittsburgh; and a member of The Business Council and the board of overseers of the New Jersey Institute of Technology.

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[PHOTO APPEARS      SETH E. SCHOFIELD              Director since 1994  Age: 56
   HERE] RETIRED CHAIRMAN AND CHIEF EXECUTIVE OFFICER, USAIR GROUP, INC. (A MAJOR AIRLINE COMPANY). Mr. Schofield graduated from the Harvard Business School Program for Management Development in 1975. He served in various corporate staff positions since joining USAir in 1957 and became executive vice president-operations in 1981. Mr. Schofield served as president and chief operating officer from 1990 until 1991. He was elected president and chief executive officer in 1991 and became chairman of the boards of USAir Group and USAir, Inc. in 1992. He retired in January 1996. Mr. Schofield is a director of Calgon Carbon Corp., the Erie Insurance Group, DeSai Investment Corporation and PNC
                    Bank, N.A.

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[PHOTO APPEARS      DOUGLAS C. YEARLEY             Director since 1992  Age: 60
   HERE] CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, PHELPS DODGE CORPORATION (A MAJOR INTERNATIONAL MINING AND MANUFACTURING CONCERN). Mr. Yearley graduated from Cornell University with a Bachelor's degree in metallurgical engineering and attended the Program for Management Development at Harvard Business School. He joined Phelps Dodge in 1960 as director of research. He held several key positions before being elected executive vice president and a director in 1987. Mr. Yearley was elected chairman and chief executive officer in 1989 and president in 1991. He is a director of Lockheed Martin Corporation, J.P.
                    Morgan & Co., Inc., Morgan Guaranty Trust Company of New York and Southern Peru Copper Corporation; a member of the Policy Committee of The Business Roundtable; chairman of the International Copper Association; vice chairman of the National Mining Association Board; director of the Copper Development Association; member of The Business Council;
                    and trustee of the Phoenix Art Museum.

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                                                                              7

               CONTINUING CLASS I DIRECTORS--_TERM EXPIRES 1997

-------------------------------------------------------------------------------

[PHOTO APPEARS      NEIL A. ARMSTRONG              Director since 1984  Age: 65
   HERE]            CHAIRMAN, AIL SYSTEMS INC. (DEFENSE ELECTRONICS COMPANY).
                    Mr. Armstrong received a BS degree in aeronautical engineering from Purdue University and an MS degree in aerospace engineering from the University of Southern
                    California. For 17 years he served with the National
                    Aeronautics and Space Administration and its predecessor agency as engineer, test pilot, astronaut and administrator. From 1971 to 1979 he was professor of aerospace engineering at the University of Cincinnati. In
                    1982 he became chairman of CTA, Inc. and retired from that position in 1992. He has served as chairman of AIL Systems
                    Inc. since June 1989. He is a director of CINergy Corp.,
                    Cincinnati Milacron Inc., Eaton Corporation, RMI Titanium
                    Company and Thiokol Corporation and is a member of the National Academy of Engineering.

-------------------------------------------------------------------------------

[PHOTO APPEARS      ROBERT M. HERNANDEZ            Director since 1991  Age: 51
   HERE]
                    VICE CHAIRMAN & CHIEF FINANCIAL OFFICER, USX CORPORATION.
                    Mr. Hernandez graduated from the University of Pittsburgh with a Bachelor's degree in economics and mathematics and received an MBA from the Wharton Graduate School of Finance and Commerce at the University of Pennsylvania. He joined USX in 1968 and held various finance and accounting positions until 1980 when he was appointed assistant corporate comptroller. He was elected vice president and treasurer in 1984 and senior vice president and comptroller in 1987. In 1989, he was appointed president of the U.S. Diversified Group and in 1990 elected senior vice president-finance & treasurer. He was elected director and executive vice president-accounting & finance
                    & chief financial officer in 1991 and vice chairman & chief financial officer in 1994. Mr. Hernandez is a director and chairman of RMI Titanium Company; a director of Marinette Marine Corporation and ACE Limited; a trustee of the Compass Capital Funds; a member of the boards of trustees of the Allegheny Health, Education and Research
                    Foundation and of Allegheny General Hospital; a director of the Pennsylvania Chamber of Business and Industry; and a member of the Pennsylvania Business Roundtable.

-------------------------------------------------------------------------------

[PHOTO APPEARS      JOHN F. MCGILLICUDDY           Director since 1984  Age: 65
   HERE]            RETIRED CHAIRMAN OF THE BOARD, CHEMICAL BANKING
                    CORPORATION (BANK HOLDING COMPANY). Mr. McGillicuddy graduated from Princeton University in 1952 and received an LLB degree from Harvard Law School in 1955. He joined
                    Manufacturers Hanover Trust Company in 1958, became vice president in 1962, senior vice president in 1966 and executive vice president and assistant to the chairman in 1969. In 1970 he was elected vice chairman and a director of Manufacturers Hanover Corporation and Manufacturers
                    Hanover Trust Company and became president of both in 1971. Mr. McGillicuddy was named chairman and chief executive officer of the companies in 1979. Following the merger of Manufacturers Hanover Corporation and Chemical
                    Banking Corporation on January 1, 1992, Mr. McGillicuddy became chairman of the board and chief executive officer of the new Chemical Banking Corporation and retired in January 1994. He is a director of Chemical Banking
                    Corporation, Southern Peru Copper Corporation, UAL
                    Corporation, Kelso & Co., and Empire Blue Cross and Blue
                    Shield. He is a member of The Business Council and a trustee emeritus of Princeton University.

-------------------------------------------------------------------------------

[PHOTO APPEARS      JOHN M. RICHMAN                Director since 1985  Age: 68
   HERE]
                    COUNSEL FOR WACHTELL, LIPTON, ROSEN & KATZ (LAW FIRM). Mr.
                    Richman is a graduate of Yale University and Harvard Law
                    School. He joined the Kraft, Inc. law department in 1954 and became general counsel of the Sealtest Foods Division in 1963. He was named general counsel of the corporation in 1970, senior vice president in 1973 and was elected deputy chairman and a director in 1979. In 1979 he became chairman and chief executive officer. In 1980 he was elected chairman of Dart & Kraft, Inc. which was renamed
                    Kraft, Inc. in 1986. In 1988, following the merger of Kraft, Inc. and Philip Morris Companies Inc., he was elected a director and vice chairman of the board of Philip Morris Companies Inc. He ceased being a vice chairman of the board in 1989 and a director in 1994. He is a director of BankAmerica Corporation and Bank of America NT&SA, R. R. Donnelley & Sons Company and the
                    Evanston Hospital Corporation; a trustee of Northwestern
                    University, the Johnson Foundation and the Chicago
                    Symphony Orchestra; and a member of The Business Council.

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8

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[PHOTO APPEARS      JOHN W. SNOW                   Director since 1995  Age: 56
   HERE] CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, CSX CORPORATION (A MAJOR TRANSPORTATION COMPANY). Mr. Snow did undergraduate work at Kenyon College and the University of Toledo, received a Ph.D. in economics from the University of Virginia and earned a law degree from George Washington University Law School. Following an academic career as an economics and law professor and several high-level presidential appointments with the U.S. Department of Transportation and the National Highway Traffic Safety Administration, Mr. Snow joined CSX in 1977 as vice-president--government affairs for Chessie System Inc.
                    After a number of other senior management assignments, he was elected president and chief operating officer of CSX in 1988, president and chief executive officer in 1989 and chairman, president and chief executive officer in 1991.
                    Mr. Snow is a director of NationsBank Corp., Bassett Furniture Industries Inc. and Textron Inc. He is also chairman of the Association of American Railroads; a member of the boards of trustees of The Johns Hopkins University and of the University of Virginia Darden School Foundation; chairman of the Business Roundtable and a member of The Business Council.

-------------------------------------------------------------------------------

               CONTINUING CLASS II DIRECTORS--TERM EXPIRES 1998

-------------------------------------------------------------------------------

[PHOTO APPEARS      VICTOR G. BEGHINI              Director since 1990  Age: 61
   HERE]            VICE CHAIRMAN-MARATHON GROUP, USX CORPORATION. Mr. Beghini
                    graduated from Pennsylvania State University with a BS degree in petroleum engineering. He joined Marathon in 1956 and served in various positions throughout the United
                    States until being elected vice president, supply & transportation in early 1978 and a director of Marathon later that year. He was elected president of Marathon
                    Petroleum Company in January 1984, senior vice president, domestic exploration and production for Marathon Oil
                    Company in 1985 and senior vice president, worldwide production in 1986. Mr. Beghini was elected president of Marathon Oil Company in 1987. He was elected vice chairman-energy and a director of USX in June 1990 and vice chairman-Marathon Group in May 1991. He is a director of Baker Hughes Inc. and the American Petroleum Institute;
                    and a member of the National Petroleum Council.


-------------------------------------------------------------------------------

[PHOTO APPEARS      CHARLES R. LEE                 Director since 1991  Age: 56
   HERE]            CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, GTE
                    CORPORATION (TELECOMMUNICATIONS). Mr. Lee received a
                    Bachelor's degree in metallurgical engineering from Cornell University and an MBA with distinction from the Harvard Graduate School of Business. He served in various financial and management positions before becoming senior vice president-finance for Penn Central Corp. and then
                    Columbia Pictures Industries Inc. In 1983 he joined GTE as senior vice president of finance and in 1986 was named senior vice president of finance and planning. He was elected president, chief operating officer and director in December 1988 and elected to his present position in May
                    1992. Mr. Lee is a director of The Procter & Gamble
                    Company, the Stamford Hospital Foundation, the New
                    American Schools Development Corporation and United
                    Technologies Corporation. He is a member of The Business
                    Council, the Business Roundtable, The Conference Board and the New American Realities Committee of the National
                    Planning Association. He is also a member of the Harvard
                    Business School's Board of Directors of the Associates and a trustee of Cornell University.

-------------------------------------------------------------------------------

[PHOTO APPEARS      RAY MARSHALL                   Director since 1994  Age: 67
   HERE]
                    PROFESSOR, UNIVERSITY OF TEXAS. Dr. Marshall graduated from Millsaps College in 1949 with a BA degree and re-ceived an MA in Economics from the Louisiana State Univer-sity in 1950 and a PhD in economics from the University of California at Berkeley in 1954. From 1962 to 1967, Dr.
                    Marshall was a professor of economics at the University of Texas at Austin. He was chairman of the department of eco-nomics and held the chair of Alumni Professor of Economics at the University of Kentucky from 1967 to 1969. He re-turned to the University of Texas as chairman of the de-partment of economics and director of the Center for the Study of Human Resources in 1969. In 1977 Dr. Marshall be-came the U.S. Secretary of Labor under the Carter adminis-tration. Dr. Marshall currently holds the Audre and Ber-nard Rapoport Centennial Chair in Economics and Public
                    Affairs at the University of Texas at Austin.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

[PHOTO APPEARS      THOMAS J. USHER                Director since 1991  Age: 53
   HERE]            CHAIRMAN OF THE BOARD & CHIEF EXECUTIVE OFFICER, USX
                    CORPORATION. Mr. Usher graduated from the University of Pittsburgh with a BS degree in industrial engineering, an MS degree in operations research and a PhD in systems engineering. He joined USX in 1965 and held various positions in industrial engineering. From 1975 through 1979, he held a number of management positions at USX's
                    South and Gary Works. He was elected executive vice president-heavy products in 1986, president-U.S. Steel
                    Group and director of USX in 1991, president & chief operating officer of USX in 1994 and chairman of the board and chief executive officer effective July 1, 1995. He is a director of PNC Bank, N.A., Transtar, Inc., the
                    International Iron and Steel Institute and the U.S.-Japan
                    Business Council, Inc.; Vice Chairman of the American Iron and Steel Institute; a member of the Policy Committee of the Business Roundtable; Director and Chairman of the U.S.-Korea Business Council; and a member of the Board of Trustees of the University of Pittsburgh and of the Board of the Extra Mile Education Foundation.

-------------------------------------------------------------------------------

[PHOTO APPEARS      PAUL J. WILHELM                Director since 1995  Age: 54
   HERE]            PRESIDENT-U.S. STEEL GROUP, USX CORPORATION. Mr. Wilhelm
                    received a BS degree in mechanical engineering from Carnegie-Mellon University in 1964 and joined USX following graduation. After holding a number of management positions, Mr. Wilhelm in 1992 was elected vice president-technology & management services for the U.S. Steel Group.
                    In 1993 he was named president of USS/Kobe Steel Company, a joint venture between subsidiaries of USX and Kobe Steel
                    Ltd. Mr. Wilhelm was elected vice president-operations of the U.S. Steel Group in 1994 and was elected to his current position the same year. He is a member of the Association of Iron & Steel Engineers and the American
                    Iron & Steel Institute, serves on the board of the Japan-
                    America Society of Pennsylvania and is a member of the board of trustees of Carnegie Mellon University.

-------------------------------------------------------------------------------

              PROPOSAL NO. 2--ELECTION OF INDEPENDENT ACCOUNTANTS

  Price Waterhouse LLP ("Price Waterhouse") has served as independent accoun-tants of USX for many years. It is believed that the knowledge of USX's busi-ness and its organization gained through this period of service is very valua-ble. In accordance with the established policy of the firm, partners and employees of Price Waterhouse assigned to the USX engagement are periodically rotated, thus giving USX the benefit of new thinking and approaches in the au-dit area. Representatives of Price Waterhouse are expected to be present at the Meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

  For the year 1995, Price Waterhouse performed professional services princi-pally in connection with audits of the consolidated financial statements of USX and the financial statements of the Marathon Group, the U.S. Steel Group, the Delhi Group, certain subsidiaries and certain pension and other employee benefit plans; review of quarterly reports and review of filings with the Se-curities and Exchange Commission and other agencies.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table furnishes information concerning all persons known to USX to beneficially own 5% or more of any class of the voting stock of USX as of December 31, 1995, except as otherwise noted:

                               Name and Address                   Amount and Nature    Percent
Title of Class               of Beneficial Owner               of Beneficial Ownership of Class
--------------               -------------------               ----------------------- --------
Marathon Stock  Wellington Management Company                        32,733,770/(1)/    11.39/(1)/
                75 State Street
                Boston, MA 02109
                Includes:
                Vanguard/Windsor Fund, Inc.                          24,027,200/(2)/     8.36/(2)/
                P.O. Box 2600
                Malvern, PA 19355
Steel Stock     Norwest Corporation and its                           4,394,339/(3)/      5.3/(3)/
                subsidiaries: Norwest Colorado, Inc.
                and Norwest Bank Colorado,
                National Association
                Norwest Center
                Sixth and Marquette
                Minneapolis, MN 55479-1026
Delhi Stock     First Pacific Advisors, Inc.                          1,015,600/(4)/     10.8/(4)/
                11400 West Olympic Boulevard
                Suite 1200
                Los Angeles, CA 90064
Delhi Stock     The Southern                                            909,700/(5)/     9.63/(5)/
                Fiduciary Group Inc.
                2325 Crestmoor Road,
                Suite 202
                Nashville, TN 37215
Delhi Stock     Bankers Trust New York                                  572,600/(6)/      6.1/(6)/
                Corporation and its subsidiaries:
                Bankers Trust Company and BT Australia Limited
                P.O. Box 318
                Church Street Station
                New York, NY 10008
Delhi Stock     FMR Corp.                                               621,200/(7)/     6.58/(7)/
                82 Devonshire Street
                Boston, MA 02109

-------
/(1)/Based on Schedule 13G dated February 9, 1996 which indicates that Welling-ton Management Company had sole voting power over no shares, shared voting power over 3,052,370 shares, sole dispositive power over no shares and shared dispositive power over 32,733,770 shares. Included in the shares reported are 24,027,200 shares with respect to which Vanguard/Windsor
    Fund, Inc. is also deemed to be a beneficial owner. See footnote (2). /(2)/Based on Schedule 13G dated February 2, 1996 which indicates that
    Vanguard/Windsor Fund, Inc. had sole voting power over 24,027,200 shares, shared voting power over no shares, sole dispositive power over no shares and shared dispositive power over 24,027,200 shares. Wellington Management Company is also deemed to be a beneficial owner of these shares. See foot-note (1).
/(3)/Based on Schedule 13G dated January 25, 1996 which indicates that Norwest
    Corporation had sole voting power over 3,630,172 shares, shared voting power over 1,704 shares, sole dispositive power over 4,388,304 shares and shared dispositive power over 843 shares; that Norwest Colorado, Inc. had sole voting power over 3,556,839 shares, shared voting power over 1,585 shares, sole dispositive power over 4,319,648 shares and shared disposi-tive power over 750 shares; and that Norwest Bank Colorado, National Asso-ciation had sole voting power over 3,556,839 shares, shared voting power over 1,585 shares, sole dispositive power over 4,319,648 shares and shared dispositive power over 750 shares.
                                               Footnotes continued on next page

/(4)/Based on Schedule 13G dated February 13, 1996 which indicates that First
     Pacific Advisors, Inc. had sole voting power over no shares, shared voting power over 973,600 shares, sole dispositive power over no shares and shared dispositive power over 1,015,600 shares.
/(5)/Based on Schedule 13G dated December 31, 1995 which indicates that The
     Southern Fiduciary Group Inc. had sole voting power over 504,475 shares, shared voting power over no shares, sole dispositive power over 909,700 shares and shared dispositive power over no shares.
/(6)/Based on Schedule 13G dated December 31, 1995 which indicates that Bankers
     Trust Company had sole voting power over 47,600 shares, shared voting power over no shares, sole dispositive power over 61,800 shares and shared dispositive power over no shares; and that BT Australia Limited had sole voting power over 510,800 shares, shared voting power over no shares, sole dispositive power over 510,800 shares and shared dispositive power over no shares.
/(7)/Based on Schedule 13G dated February 14, 1996 which indicates that FMR
     Corp. had sole voting power over no shares, shared voting power over no shares, sole dispositive power over 621,200 shares and shared dispositive power over no shares.

            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the number of shares of each class of USX common stock beneficially owned, as of January 31, 1996, by each director, by each executive officer named in the Summary Compensation Table and by all di-rectors and executive officers as a group. No director or executive officer beneficially owned, as of January 31, 1996, any equity security of USX other than common stock.

                                                       Marathon   Steel   Delhi
                                                         Stock    Stock   Stock
                                                       --------   -----   -----
Name                                                    Shares   Shares  Shares
----                                                    ------   ------  ------
Neil A. Armstrong.....................................     1,500     300   1,000
Victor G. Beghini/(1)/ /(2)/..........................   509,559  53,140  13,412
Jeanette G. Brown.....................................     1,012   1,011   1,000
Charles A. Corry/(1)/ /(2)/...........................   674,417  80,000  11,000
J. Louis Frank/(1)/ /(2)/.............................   225,531  10,643   2,000
Robert M. Hernandez/(1)/ /(2)/ /(3)/..................   291,896  57,842  25,009
Charles R. Lee........................................     2,000   1,200   1,000
Paul E. Lego..........................................     1,572     302   1,000
Ray Marshall..........................................     1,023   1,019   1,000
John F. McGillicuddy..................................     2,000     400   1,000
John M. Richman.......................................     1,700     340   1,000
Seth E. Schofield.....................................     1,028   1,022   1,000
John W. Snow..........................................     1,000   1,000   1,000
Thomas J. Usher/(1)/ /(2)/............................   216,972 178,721   9,000
Paul J. Wilhelm/(1)//(2)/.............................    32,769  75,508   1,000
Douglas C. Yearley....................................     1,000   1,000   1,000
All Directors and Executive Officers
 as a group (42 persons)/(1)/ /(2)/ /(4)/............. 3,206,309 907,479 232,607

-------
/(1)/Includes shares held under the USX Savings Fund Plan, the Marathon Thrift
     Plan, the Delhi Thrift Plan, the USX Dividend Reinvestment Plans and the 1990 Stock Plan.
/(2)/Includes shares which may be acquired upon exercise of outstanding options as follows: Mr. Usher: Marathon Stock 158,000, Steel Stock 142,500, Delhi Stock 9,000; Mr. Corry: Marathon Stock 615,000, Steel Stock 80,000, Delhi Stock 10,000; Mr. Beghini: Marathon Stock 389,750, Steel Stock 26,250, Delhi Stock 8,000; Mr. Wilhelm: Marathon Stock 18,450, Steel Stock 55,850, Delhi Stock 1,000; Mr. Hernandez: Marathon Stock 239,700, Steel Stock 43,500, Delhi Stock 10,000; Mr. Frank: Marathon Stock 186,320, Steel Stock 8,680, Delhi Stock 2,000; and all directors and executive officers as a group: Marathon Stock 2,517,040, Steel Stock 683,870 and Delhi Stock 168,700.
/(3)/As of January 31, 1996 United States Steel and Carnegie Pension Fund, trustee of USX's Pension Plan, owned 2,086,780 shares of Marathon Stock. This stock was received in exchange for common stock of Texas Oil & Gas Corp. Mr. Hernandez is chairman and one of six members of the Investment Committee of the trustee. The Board of Directors of the trustee has by formal resolution delegated sole power to vote and dispose of such stock to a subcommittee of the Investment Committee which is composed of members who are not officers or employees of USX. Mr. Hernandez disclaims benefi-cial ownership of such stock.
/(4)/Total shares beneficially owned in each case constitute less than one per-
     cent of the outstanding shares of each class.
  USX is required to identify any director or officer who failed to timely file with the Securities and Exchange Commission a required report relating to ownership and changes in ownership of USX's equity securities. Four officers, Kevin M. Henning, Ronnie S. Keisler, John V. Parziale and Riad N. Yammine, were late in filing Form 3s. However, there were no failures to timely report any transactions.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The following table sets forth certain information concerning the compensa-tion awarded to, earned by or paid to, the chief executive officers and the other four most highly compensated executive officers of USX for services ren-dered in all capacities during 1995, 1994 and 1993:

                          SUMMARY COMPENSATION TABLE

                                              Annual Compensation                  Long-Term Compensation(4)
                              ---------------------------------------------------- -------------------------
                                                                        Other        Restricted               All Other
        Name and                                  Salary and Bonus     Annual      Stock Award(s)  Options   Compensation
   Principal Position    Year Salary($) Bonus($)      Total($)     Compensation($)     ($)(1)     SARs(#)(2)    ($)(3)
   ------------------    ---- --------- --------  ---------------- --------------- -------------- ---------- ------------
T. J. Usher............. 1995  675,000    900,000    1,575,000          4,646        1,838,203     130,000      65,029
 Chairman & Chief
 Executive Officer       1994  528,500    500,000    1,028,500          5,805           75,195      58,000      49,916
 (effective July 1,
1995)
                         1993  485,000    385,000      870,000          7,759           37,797      73,000      41,629
C. A. Corry............. 1995  490,000    735,000    1,225,000         18,982                0           0      62,828
 Chairman & Chief
 Executive Officer       1994  977,500  1,200,000    2,177,500          8,052           80,106     200,000      81,336
 (through June 30,1995)
                         1993  946,667    750,000    1,696,667          7,571                0     200,000      71,089
V. G. Beghini........... 1995  667,500    625,000    1,292,500              0          947,042      73,000      77,475
 Vice Chairman--
 Marathon Group          1994  634,167    475,000    1,109,167              0            8,544      58,000      66,425
 and President--
 Marathon Oil            1993  584,167    335,000      919,167              0                0      93,000      54,900
 Company
P. J. Wilhelm........... 1995  320,833    450,000      770,833          2,699          720,078      55,000      33,666
 President--U.S.
 Steel Group /(5)/       1994   61,000     52,000      113,000              0           24,106           0      18,870

                         1993   89,000     60,000      149,000              0           12,373      10,000       3,589
R. M. Hernandez......... 1995  475,000    550,000    1,025,000          6,080          612,734      59,000      46,931
 Vice Chairman & Chief
 Financial Officer       1994  429,167    450,000      879,167          4,621           24,025      49,000      36,940

                         1993  375,000    325,000      700,000          2,547                0      74,000      29,615
J. L. Frank............. 1995  335,000    320,000      655,000              0          292,500      22,000      39,265
 Executive Vice
 President--             1994  321,000    268,000      589,000              0            2,550      18,000      35,340
 Refining, Marketing
 & Transportation,       1993  308,500    200,000      508,500              0                0      29,000      30,435
 Marathon Oil Company

-------
/(1)/Grants of restricted stock under the USX 1990 Stock Plan. Grants are subject to conditions including continued employment and achievement of business performance standards. Dividends are paid on restricted stock. Shown below is the vesting schedule for restricted stock scheduled to vest less than three years from the date of grant, together with the number and value, as of December 31, 1995, of the aggregate holdings of restricted stock for each of the executive officers named in the Summary Compensation Table. Vesting shown assumes achievement of business performance at peer-group standard (as described in the Compensation Committee Report on page
     17).

                                                                            Unvested Restricted Shares
                                         Vesting Schedule                       Aggregate Holdings
                         ------------------------------------------------- ----------------------------
                                                  May      May      May                    Value as of
                                       Class of   1996     1997     1998   Class of        December 31,
                         Date Granted   Stock   (Shares) (Shares) (Shares)  Stock   Shares   1995($)
                         ------------- -------- -------- -------- -------- -------- ------ ------------
T. J. Usher............. July 25, 1995 Marathon  9,750    9,750    9,750   Marathon 48,750    941,484
                                          Steel  5,250    5,250    5,250      Steel 26,250    808,828
                                                                                            ---------
                                                                                     Total  1,750,312
V. G. Beghini........... July 25, 1995 Marathon  5,200    5,200    5,200   Marathon 25,116    485,053
                                          Steel  2,800    2,800    2,800      Steel 13,524    416,708
                                                                                            ---------
                                                                                     Total    901,761
P. J. Wilhelm........... July 25, 1995 Marathon  1,750    1,750    1,750   Marathon  8,750    168,984
                                          Steel  3,250    3,250    3,250      Steel 16,250    500,703
                                                                                            ---------
                                                                                     Total    669,687
R. M. Hernandez......... July 25, 1995 Marathon  3,250    3,250    3,250   Marathon 16,250    313,828
                                          Steel  1,750    1,750    1,750      Steel  8,750    269,609
                                                                                            ---------
                                                                                     Total    583,437
J. L. Frank............. July 25, 1995 Marathon  3,000    3,000    3,000   Marathon 15,000    289,688
                                                                              Steel      0          0
                                                                                            ---------
                                                                                     Total    289,688

/(2)/All option shares listed were granted with tandem stock appreciation rights ("SARs").
                                               Footnotes continued on next page

/(3)/This column includes amounts contributed by USX under the USX Savings Fund
     Plan or the Marathon Thrift Plan and the related supplemental savings plans. Such amounts for 1995 are $33,750, $24,500, $77,475, $16,042,
     $23,750 and $39,265 for Messrs. Usher, Corry, Beghini, Wilhelm, Hernandez and Frank, respectively. Also included are amounts attributable to split-dollar life insurance provided by USX. (Marathon Oil Company does not provide split-dollar life insurance.) For 1995, these amounts are $31,279, $38,328, $17,624 and $23,181 for Messrs. Usher, Corry, Wilhelm and Hernandez, respectively.
/(4)/Restricted stock and stock options/SAR shares granted by class of stock are as follows:

                                               Class of Restricted Stock Option/
                                                Stock    Stock($)   SAR Shares
                                               -------- ---------- -------------
T. J. Usher.............................. 1995 Marathon  950,625       84,500
                                               Steel     887,578       42,500
                                               Delhi           0        3,000
                                          1994 Marathon   10,625        5,000
                                               Steel      64,570       50,000
                                               Delhi           0        3,000
                                          1993 Marathon    4,656       20,000
                                               Steel      33,141       50,000
                                               Delhi           0        3,000
C. A. Corry.............................. 1995 Marathon        0            0
                                               Steel           0            0
                                               Delhi           0            0
                                          1994 Marathon   47,804      130,000
                                               Steel      32,302       65,000
                                               Delhi           0        5,000
                                          1993 Marathon        0      180,000
                                               Steel           0       15,000
                                               Delhi           0        5,000
V. G. Beghini............................ 1995 Marathon  489,762       59,750
                                               Steel     457,280       11,250
                                               Delhi           0        2,000
                                          1994 Marathon    5,100       50,000
                                               Steel       3,444        5,000
                                               Delhi           0        3,000
                                          1993 Marathon        0       80,000
                                               Steel           0       10,000
                                               Delhi           0        3,000
P. J. Wilhelm............................ 1995 Marathon  170,625        8,150
                                               Steel     549,453       45,850
                                               Delhi           0        1,000
                                          1994 Marathon        0            0
                                               Steel      24,106            0
                                               Delhi           0            0
                                          1993 Marathon        0            0
                                               Steel      12,373       10,000
                                               Delhi           0            0
R. M. Hernandez.......................... 1995 Marathon  316,875       38,500
                                               Steel     295,859       18,500
                                               Delhi           0        2,000
                                          1994 Marathon   14,348       30,000
                                               Steel       9,677       15,000
                                               Delhi           0        4,000
                                          1993 Marathon        0       60,000
                                               Steel           0       10,000
                                               Delhi           0        4,000
J. L. Frank.............................. 1995 Marathon  292,500       18,320
                                               Steel           0        3,680
                                               Delhi           0            0
                                          1994 Marathon    2,550       15,000
                                               Steel           0        2,000
                                               Delhi           0        1,000
                                          1993 Marathon        0       25,000
                                               Steel           0        3,000
                                               Delhi           0        1,000

/(5)/Does not include compensation paid to Mr. Wilhelm as President of USS/Kobe
     Steel Company, a joint venture between subsidiaries of USX and Kobe Steel Ltd., in 1993 and 1994.

                            1995 OPTION/SAR GRANTS

  The following table sets forth certain information concerning options and stock appreciation rights ("SARs") granted during 1995 to each executive offi-cer named in the Summary Compensation Table under the USX 1990 Stock Plan:

                                                % of Total  Exercise
                                    No. of     Options/SARs or Base                  Potential Realizable Value
                                   Options/     Granted to   Price                   at Assumed Annual Rates of
                         Class of    SARs       Employees     per     Expiration      Stock Price Appreciation
     Name or Group        Stock   Granted(1)    in 1995(3)  Share($)     Date           for Option Term($)(4)
     -------------       -------- ----------   ------------ --------  ----------   -------------------------------
                                                                                   0%       5%            10%
                                                                                   ---      --            ---
T. J. Usher............. Marathon   65,000(2)      11.2     19.4375   May 30, 2005   0       794,567     2,013,596
                                    19,500(2)      3.4      19.5000  July 25, 2005   0       239,136       606,021
                         Steel      32,000(2)      8.8      31.6875   May 30, 2005   0       637,699     1,616,054
                                    10,500(2)      2.9      33.8125  July 25, 2005   0       223,277       565,828
                         Delhi       3,000(2)      4.5      12.6875   May 30, 2005   0        23,937        60,662
V. G. Beghini........... Marathon   50,000(2)      8.7      19.4375   May 30, 2005   0       611,205     1,548,920
                                     9,750(2)      1.7      19.5000  July 25, 2005   0       119,568       303,011
                         Steel       6,000(2)      1.7      31.6875   May 30, 2005   0       119,569       303,010
                                     5,250(2)      1.5      33.8125  July 25, 2005   0       111,639       282,914
                         Delhi       2,000(2)      3.0      12.6875   May 30, 2005   0        15,958        40,441
P. J. Wilhelm........... Marathon    5,000(2)      0.9      19.4375   May 30, 2005   0        61,121       154,892
                                     3,150(2)      0.5      19.5000  July 25, 2005   0        38,630        97,896
                         Steel      40,000(2)      11.1     31.6875   May 30, 2005   0       797,124     2,020,068
                                     5,850(2)      1.6      33.8125  July 25, 2005   0       124,397       315,247
                         Delhi       1,000(2)      1.5      12.6875   May 30, 2005   0         7,979        20,221
R. M. Hernandez......... Marathon   32,000(2)      5.5      19.4375   May 30, 2005   0       391,171       991,309
                                     6,500(2)      1.1      19.5000  July 25, 2005   0        79,712       202,007
                         Steel      15,000(2)      4.1      31.6875   May 30, 2005   0       298,922       757,526
                                     3,500(2)      1.0      33.8125  July 25, 2005   0        74,426       188,609
                         Delhi       2,000(2)      3.0      12.6875   May 30, 2005   0        15,958        40,441
J. L. Frank............. Marathon   15,000(2)      2.6      19.4375   May 30, 2005   0       183,362       464,676
                                     3,320(2)      0.6      19.5000  July 25, 2005   0        40,714       103,179
                         Steel       3,000(2)      0.8      31.6875   May 30, 2005   0        59,784       151,505
                                       680(2)      0.2      33.8125  July 25, 2005   0        14,460        36,644
All Stockholders........ Marathon      N/A         N/A      19.4375  May 30, 2005    0 3,513,186,072 8,903,140,798
                                       N/A         N/A      19.5000  July 25, 2005   0 3,524,480,827 8,931,765,673
                         Steel         N/A         N/A      31.6875  May 30, 2005    0 1,654,875,358 4,193,777,574
                                       N/A         N/A      33.8125  July 25, 2005   0 1,765,853,095 4,475,016,949
                         Delhi         N/A         N/A      12.6875  May 30, 2005    0    75,376,715   191,019,337
                                       N/A         N/A      10.2500  July 25, 2005   0    60,895,762   154,321,474
All Optionees........... Marathon  500,640         86.6     19.4375   May 30, 2005   0     6,119,873    15,509,026
                                    77,310         13.4     19.5000  July 25, 2005   0       948,083     2,402,640
                         Steel     313,460         86.7     31.6875   May 30, 2005   0     6,246,662    15,830,263
                                    48,290         13.3     33.8125  July 25, 2005   0     1,026,863     2,602,271
                         Delhi      65,500         97.6     12.6875   May 30, 2005   0       522,631     1,324,449
                                     1,600         2.4      10.2500  July 25, 2005   0        10,314        26,137
All Optionees' Gain as.. Marathon      N/A         N/A      19.4375  May 30, 2005    0          0.17          0.17
 % of All Stockholders'                N/A         N/A      19.5000  July 25, 2005   0          0.03          0.03
 Gain                    Steel         N/A         N/A      31.6875  May 30, 2005    0          0.38          0.38
                                       N/A         N/A      33.8125  July 25, 2005   0          0.06          0.06
                         Delhi         N/A         N/A      12.6875  May 30, 2005    0          0.69          0.69
                                       N/A         N/A      10.2500  July 25, 2005   0          0.02          0.02

-------
/(1)/All options listed were exercisable on or before January 31, 1996. /(2)/Options granted with tandem SARs, which have the same date of exercisability as the underlying option. Upon the exercise of an SAR, an optionee receives an amount, in cash and/or shares, equal to the excess, for a specified number of shares, of (a) the fair market value of a share on the date the SAR is exercised (except that for any SAR exercised during the 10-business-day window period defined in Rule 16b-3 of the Securities and Exchange Commission, the Compensation Committee may, in its sole dis-cretion, establish a uniform fair market value of a share for such period which shall not be more than the highest daily fair market value and shall not be less than the lowest daily fair market value during such 10-busi-ness-day period) over (b) the exercise or base price per share.
/(3)/Indicates percentage of total options granted in the applicable class of stock.
/(4)/The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the Securities and Exchange Commis-sion and therefore are not intended to forecast possible future apprecia-tion, if any, of the price of the Marathon Stock, the Steel Stock or the Delhi Stock. USX did not use an alternative formula for a grant date valu-ation, as USX is not aware of any formula which will determine with rea-sonable accuracy a present value based on future unknown or volatile fac-tors. Amounts shown for All Stockholders represent the potential realizable value assuming appreciation at the rates indicated based on the exercise or base price per share and the expiration date applicable to grants made in 1995 and the number of outstanding shares as of December 31, 1995.

                     OPTION EXERCISES AND YEAR-END VALUES

  The following table sets forth certain information concerning options to purchase USX common stock and stock appreciation rights ("SARs") exercised by each executive officer named in the Summary Compensation Table during 1995 to-gether with the total number of options and SARs outstanding at December 31, 1995 and the value of such options:

 AGGREGATED 1995 OPTION/SAR EXERCISES AND DECEMBER 31, 1995 OPTION/SAR VALUES

                                                                    Total Value
                                                                  of Unexercised
                                                                   In-The-Money
                            No. of    Total Value     No. of      Options/SARs at
                            Shares     Realized     Unexercised    December 31,
                          Underlying    for All   Options/SARs at    1995 for
                         Options/SARs Classes of   December 31,     All Classes
          Name           Exercised(1) Stock($)(1)     1995(1)     of Stock($)(1)
          ----           ------------ ----------- --------------- ---------------
T. J. Usher.............       0            0         309,500          25,313
C. A. Corry.............       0            0         705,000         424,375
V. G. Beghini...........       0            0         424,000         203,441
P. J. Wilhelm...........       0            0          75,300               0
R. M. Hernandez.........       0            0         293,200         110,625
J. L. Frank.............       0            0         197,000          76,487

-------
  Note: All options listed above were exercisable on or before January 31, 1996 and, except for 10,300 shares held by Mr. Wilhelm, were granted with tan-dem SARs.

(/1/)Figures by class of stock are as follows:

                                           No. of                    No. of
                                           Shares                  Unexercised
                                         Underlying              Options/SARs at
                               Class of Options/SARs    Value     December 31,
                                Stock    Exercised   Realized($)      1995
                               -------- ------------ ----------- ---------------
T. J. Usher................... Marathon       0            0         158,000
                               Steel          0            0         142,500
                               Delhi          0            0           9,000
C. A. Corry................... Marathon       0            0         615,000
                               Steel          0            0          80,000
                               Delhi          0            0          10,000
V. G. Beghini................. Marathon       0            0         389,750
                               Steel          0            0          26,250
                               Delhi          0            0           8,000
P. J. Wilhelm................. Marathon       0            0          18,450
                               Steel          0            0          55,850
                               Delhi          0            0           1,000
R. M. Hernandez............... Marathon       0            0         239,700
                               Steel          0            0          43,500
                               Delhi          0            0          10,000
J. L. Frank................... Marathon       0            0         186,320
                               Steel          0            0           8,680
                               Delhi          0            0           2,000

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Compensation programs for USX's executives are designed to attract, retain and motivate employees who will contribute to achievement of corporate goals and objectives. The principal elements of executive compensation are salaries, short-term incentive (bonus) awards and long-term incentive awards, which are currently made to executives in the form of stock options, with tandem stock appreciation rights, and restricted stock.

  The Compensation Committee is involved in decision making with respect to all executive compensation matters, either making recommendations to the USX or a subsidiary company board or acting on its own, whichever is appropriate. The Committee administers the Senior Executive Officer Annual Incentive Compensation Plan, which was adopted in 1994 and is intended to meet the requirements for deductibility under the tax law for awards made under the Plan, and the USX Annual Incentive Compensation Plan, as well as the Corporation's plan under which long-term incentives are granted--the 1990 Stock Plan.

  Each executive management salary is subjectively administered within a salary range with a midpoint that is externally competitive and internally equitable. The midpoint is externally competitive in the respect that it is near the average midpoint for comparable positions at companies of similar size and complexity, and it is internally equitable in the sense that it reflects the ranking of the position in comparison with other positions in the same organization. The data used in setting each position's midpoint are obtained from surveys coordinated by independent consultants, with each business line having its own source of relevant data. Ultimately, an executive's salary level reflects a variety of factors, including time in position and experience, with the Committee giving such weight to each factor as it considers appropriate. While the overall decision making is subjective, performance is given the highest weight in determining salary increases. Thus, an executive's salary reflects, first, the relative "value" of the position, as measured both externally and internally, such factors as time in the position and experience, and, finally, the sustained level of performance. Under the current salary administration philosophy, once an executive's salary has reached the midpoint for the position, increases rarely exceed amounts necessary to maintain the salary near the midpoint, assuming performance merits such increases. At this level, short- and long-term incentive opportunities provide the primary basis for any significant increases in compensation. The results of the Committee's considerations and the salary administration philosophy described above are reflected in the salaries shown for the officers named in the Summary Compensation Table, which are generally below the midpoints for their positions.

  Short-term incentives are targeted to provide award opportunities near the average of those for other industrial companies. The Senior Executive Officer Annual Incentive Compensation Plan provides for awards based on pre-established performance measures specifically related to the responsibilities of Plan participants. No portion of an award related to achievement of a specific performance measure may be paid unless performance reaches the minimum, or threshold, level for that measure. While performance measures vary across the Corporation, payments for 1995 were based on performance (as measured for incentive compensation purposes) that was at or above threshold levels for profit from operations for both the U.S. Steel and Marathon Groups, for toxic emissions improvements for the U.S. Steel and Delhi Groups and for worker safety for all three groups. Threshold levels were also exceeded by the U.S. Steel Group for steel shipments; by the Marathon Group for production of liquid hydrocarbons and natural gas, for refined product sales and refined product margins and for stock performance; by the Delhi Group for total systems throughput and natural gas liquid sales and by the Corporation for workforce diversity. The Compensation Committee certified in writing prior to payment of the awards for the year 1995 that the pre-established, applicable performance measures required under the Plan were satisfied.

  Executives who do not participate in the Senior Executive Officer Annual Incentive Compensation Plan participate in the USX, Marathon or Delhi Annual Incentive Compensation Plans. The primary basis for award determination under these Plans is the degree of achievement of pre-established objectives, including profit and cash flow, as measured for incentive compensation purposes, as well as individual objectives. Consideration is also given to directional changes over the previous year's performance as well as the absolute levels of income and cash flow. Awards are subjective, since the Committee gives such weight to the various factors as it deems appropriate.

  Opportunities for payouts from long-term incentive compensation provide the most direct link to total shareholder return. Under the 1990 Stock Plan, the Committee may grant stock options, stock appreciation rights and/or restricted stock. The Committee makes stock option grants that are subjectively determined to be reasonable and in line with other compensation. The number of shares granted generally reflects the optionee's level of responsibility, and the classes of stock granted reflect the specific group(s) to which the optionee's responsibilities relate. Grants are normally made once a year. If the Committee determines that such action is desirable, it may vary the typical grant pattern, such as by making an additional grant or by varying the size of grant or the class of stock granted.

  Since the inception of the 1990 Stock Plan, the Committee has subjectively established, for each recipient, an annual target level of restricted stock shares, based on the same factors as are used for granting stock options. Shares are vested on the basis of performance. The initial grant, made in 1990, covered the five-year period ending with 1994, and subsequent grants were made only to permit vesting at the target level for the number of years remaining in the period. The Committee's vesting decisions were made on the basis of peer-group performance comparisions with relevant businesses. Performance factors included pretax profit from operations as a percent of sales and as a percent of capital employed, operating cash flow as a percent of capital employed, and net operating cash flow as a percent of capital employed. In addition, the comparison for the Marathon Group included oil and gas reserve replacement ratio, for the U.S. Steel Group operating profit per ton, and for the Delhi Group, total systems throughput. Vesting of restricted stock for corporate officers was based on composite results for the three operating groups.

  A grant of stock options was made by the Compensation Committee in May 1995, and shares of restricted stock were vested, based on 1994 performance. All restricted shares remaining after the vesting were forfeited because the year 1994 marked the end of the five-year period. Because no shares of restricted stock remained after the vesting decisions were made, the Committee determined that a study of grant practices under the 1990 Stock Plan was in order. The suitability of the types of grants, as well as the competitiveness of grant levels, was of primary interest. The original scope of the study was then expanded to include an overall review of the suitability of USX's executive management compensation programs (salary as well as short- and long-term incentives). The study, which was conducted by an independent consultant, indicated that compensation programs were appropriately structured for USX and its operating groups, that salaries were generally competitive and that short-term incentive opportunity levels were appropriate and provided for award levels that reflect actual performance. However, the study also indicated that the predicted value of the long-term incentive grants was substantially below competitive levels. In response to the findings of the study, the Committee, at its July meeting, made another restricted stock grant--intended to cover the five-year period ending 1999--and an additional stock option grant.

  As a means of monitoring USX's executive compensation programs, the Committee annually compares the salary, bonus and long-term incentive payouts for the Chairman, the Chief Financial Officer, and the Presidents of the U.S. Steel and Marathon Groups with the same elements for similar positions at comparable companies. The July 1995 comparison of 1994 data revealed that the USX salaries, individually, were not significantly different from the average, and, as a group, were very near the average. As might be expected, some USX bonuses were higher and some lower than the average bonuses for other companies, reflecting varying levels of performance. Long-term incentive payouts varied widely among companies.

  With respect to the compensation comparisons discussed herein, the Compensation Committee believes that the companies with whom the Corporation competes for employees at its headquarters and business units are not necessarily the same companies with which shareholder returns would logically be compared. The peer groups used in the performance graphs include the Standard & Poor's 500 Stock Index and those oil, steel and gas companies deemed most comparable to the Corporation's businesses for measuring stock performance. The companies used for comparing compensation reflect similarities to USX and its operating groups in such factors as line of business, size and complexity. Therefore, the compositions of the groups of companies used for compensation comparisons are not identical to those of the peer groups shown in the shareholder return performance presentation.

  The compensation of the two individuals who served as CEO during 1995 reflects the same elements, and the Committee considers the same factors as those described above, in determining a CEO's compensation. In addition, a CEO's leadership and effectiveness in dealing with major Corporate problems and opportunities are considered. The decrease in Mr. Corry's compensation from 1994 reflects the fact that, although he remained as a director, he retired from active employment with USX effective June 30, 1995. His 1995 base salary remained at the same level as in December 1994. The increase in Mr. Usher's salary reflects two promotional increases. In December of 1994, Mr. Usher was promoted from the position of President-U.S. Steel Group to the position of the Corporation's President and Chief Operating Officer; in July of 1995, Mr. Usher replaced Mr. Corry as Chairman and CEO.

  As compared to 1994, awards under the Senior Executive Officer Annual Incentive Compensation Plan for 1995 were higher for Mr. Usher and for Mr. Corry (when adjusted for a half year of service in the case of Mr. Corry). The increases reflect substantial improvement in the company's performance as measured by the pre-established performance measures discussed above. Threshold levels were exceeded for more of the performance measures than in 1994, and in many cases where threshold levels were reached for both years, 1995 performance was better than 1994's performance. For example, profit from operations (as measured for incentive compensation purposes)--which is a heavily weighted performance factor under the Plan--increased over 63% for the Steel Group and over 21% for the Marathon Group. For Mr. Usher, the higher award also reflects an increase in the salary to which the award is related.

  The increase in Mr. Usher's long-term incentive grants under the 1990 Stock Plan reflects his promotion to CEO during the year, as well as the overall increase in award levels described above. Because of his retirement, Mr. Corry received no long-term incentive grants during 1995.

                                          John F. McGillicuddy
                                          James A. D. Geier
                                          Charles R. Lee
                                          Paul E. Lego
                                          Seth E. Schofield

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

  Set forth below are line graphs comparing the yearly change in cumulative total stockholder return for each class of USX's common stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Domestic Integrated Oil Index, a Steel Index and a Gas Index as defined in footnotes (3) to the graphs:

 COMPARISON OF CUMULATIVE TOTAL RETURN ON $100 INVESTED IN USX COMMON STOCK ON
            DECEMBER 31, 1990 VS. S&P 500 AND COMPETITOR INDEXES(1)



                             [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE  YEAR CUMULATIVE RETURN
             AMONG USX, S&P500 INDEX, S&P OIL INDEX AND STEEL INDEX
Measurement period                   S&P500      S&P OIL     STEEL
(Fiscal year Covered)      USX       Index        Index      Index

Measurement PT -
12/31/90                   $100       $100         $100       $100

FYE 12/31/91               $103       $130         $ 93       $ 96
FYE 12/31/92               $ 87       $140         $ 95       $109
FYE 12/31/93               $ 94       $155         $101       $136
FYE 12/31/94               $ 91       $157         $106       $130
FYE 12/31/95               $103       $215         $120       $ 97

-------
(1) Total return assumes reinvestment of dividends. Cumulative returns are measured for the period December 31, 1990 through December 31, 1995, with the value of each index set to $100 on December 31, 1990.
(2) On May 6, 1991, USX recapitalized its former single class of common stock by redesignating it as Marathon Stock and distributing to each holder one-fifth share of Steel Stock for each share of USX common stock held by such holder. Consequently, for the period beginning May 7, 1991, the line de-picting the return on USX common stock reflects a composite return on the Marathon Stock held and the Steel Stock distributed.
(3) Steel Index consists of the common stocks of Armco Inc., Bethlehem Steel Corporation and Inland Steel Industries for the period December 31, 1990 through December 31, 1993 and Bethlehem Steel Corporation and Inland Steel Industries for the period January 1, 1994 through December 31, 1995. Armco Inc. underwent a restructuring in April 1994 whereby its carbon steel op-erations were placed in a separately traded company, AK Steel Corporation, rendering continuing comparison with Armco Inc. meaningless.

  COMPARISON OF CUMULATIVE TOTAL RETURN ON $100 INVESTED IN MARATHON STOCK ON
       MAY 7, 1991 VS. S&P 500 AND S&P DOMESTIC INTEGRATED OIL INDEX(1)



                             [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE  YEAR CUMULATIVE RETURN
                AMONG MARATHON, S&P500 INDEX AND S&P OIL INDEX
Measurement period                       S&P500      S&P OIL
(Fiscal year Covered)      MARATHON       Index       Index

Measurement PT -
5/7/91                       $100         $100         $100

FYE 12/31/91                 $ 92         $114         $ 88
FYE 12/31/92                 $ 69         $122         $ 90
FYE 12/31/93                 $ 68         $135         $ 95
FYE 12/31/94                 $ 71         $136         $100
FYE 12/31/95                 $ 87         $188         $114

-------
(1) Total return assumes reinvestment of dividends. Cumulative returns are measured for the period May 7, 1991 through December 31, 1995, with the value of each index set to $100 on May 7, 1991, the date of initial issu-ance of Marathon Stock, as noted in footnote (2).
(2) On May 6, 1991, USX recapitalized its former single class of common stock by redesignating it as Marathon Stock and distributing Steel Stock. The above graph depicts the cumulative return since May 7, 1991 on $100 in-vested on that date in Marathon Stock.

 COMPARISON OF CUMULATIVE TOTAL RETURN ON $100 INVESTED IN STEEL STOCK
                 ON MAY 7, 1991 VS. S&P 500 AND STEEL INDEX(1)




                             [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE  YEAR CUMULATIVE RETURN
                   AMONG STEEL, S&P500 INDEX AND STEEL INDEX

Measurement period                       S&P500      STEEL
(Fiscal year Covered)      STEEL          Index      Index

Measurement PT -
5/7/91                       $100         $100         $100

FYE 12/31/91                 $125         $114         $105
FYE 12/31/92                 $161         $122         $119
FYE 12/31/93                 $210         $135         $147
FYE 12/31/94                 $177         $136         $141
FYE 12/31/95                 $158         $188         $106


-------
(1) Total return assumes reinvestment of dividends. Cumulative returns are measured for the period May 7, 1991 through December 31, 1995, with the value of each index set to $100 on May 7, 1991, the date of initial issu-ance of Steel Stock, as noted in footnote (2).
(2) On May 6, 1991, USX recapitalized its former single class of common stock by redesignating it as Marathon Stock and distributing Steel Stock. The above graph depicts the cumulative return since May 7, 1991 on $100 in-vested on that date in Steel Stock.
(3) Steel Index consists of the common stocks of Armco Inc., Bethlehem Steel Corporation and Inland Steel Industries for the period May 7, 1991 through December 31, 1993 and Bethlehem Steel Corporation and Inland Steel Indus-tries for the period January 1, 1994 through December 31, 1995. Armco Inc. underwent a restructuring in April 1994 whereby its carbon steel opera-tions were placed in a separately traded public company, AK Steel Corpora-tion, rendering continuing comparison with Armco Inc. meaningless.

   COMPARISON OF CUMULATIVE TOTAL RETURN ON $100 INVESTED IN DELHI STOCK ON
                 OCTOBER 2, 1992 VS. S&P 500 AND GAS INDEX(1)



                             [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE  YEAR CUMULATIVE RETURN
                    AMONG DELHI, S&P500 INDEX AND GAS INDEX
Measurement period                       S&P500        GAS
(Fiscal year Covered)      DELHI          Index       Index

Measurement PT -
10/2/92                      $100         $100         $100

FYE 12/31/92                 $104         $105         $ 90
FYE 12/31/93                 $ 99         $115         $119
FYE 12/31/94                 $ 65         $117         $ 87
FYE 12/31/95                 $ 68         $161         $ 90

-------
(1) Total return assumes reinvestment of dividends and that the value of each index was $100 on October 2, 1992.
(2) The Delhi Stock was first issued on October 2, 1992, and accordingly total return is measured from the closing price on October 2, 1992 through De-cember 31, 1995.
(3) Gas Index consists of the common stocks of American Oil and Gas Corpora-tion, Associated Natural Gas Corporation, Tejas Gas Corporation and West-ern Gas Resources, Inc. for the period October 2, 1992 through December 31, 1993 and Tejas Gas Corporation and Western Gas Resources, Inc. for the period January 1, 1994 through December 31, 1995. American Oil and Gas Corporation and Associated Natural Gas Corporation were acquired by other companies in 1994, rendering continuing meaningful comparison with them impossible.

                                 TRANSACTIONS

  In the regular course of its business since January 1, 1995, USX and its subsidiaries have had transactions with corporations of which certain non-employee directors are executive officers. Such transactions were in the ordinary course of business and at competitive prices and terms. USX does not consider any such director to have a material interest in any such transaction. USX anticipates that similar transactions will occur in 1996.

                               PENSION BENEFITS

  The United States Steel Corporation Plan for Employee Pension Benefits ("USX Pension Plan") is comprised of two defined benefits: the first, based on final earnings and the second, on career earnings. Directors who have not been employees of USX will not receive any benefits under the USX Pension Plan. The following table shows the annual final earnings pension benefits for retirement at age 65 (or earlier under certain circumstances), for various levels of eligible earnings which would be payable to employees retiring with representative years of service based on a formula of a specified percentage (dependent on years of service) of average annual eligible earnings in the five consecutive years of the ten years prior to retirement in which such earnings were highest. As of January 31, 1996, Messrs. Usher, Wilhelm and Hernandez have 30, 31 and 27 credited years of service, respectively. Mr. Corry retired on June 30, 1995 with 35 credited years of service.

                           TABLE OF PENSION BENEFITS

                         FINAL EARNINGS PENSION BENEFITS
----------------------------------------------------------------------------------
                                 ANNUAL BENEFITS FOR YEARS OF SERVICE
                         -----------------------------------------------------
AVERAGE ANNUAL ELIGIBLE
 EARNINGS FOR HIGHEST
   FIVE CONSECUTIVE
   YEARS IN TEN-YEAR
   PERIOD PRECEDING
      RETIREMENT         15 YEARS 20 YEARS 25 YEARS 30 YEARS 35 YEARS 40 YEARS
-----------------------  -------- -------- -------- -------- -------- --------
      $  100,000         $ 17,325 $ 23,100 $ 28,875 $ 34,650 $ 40,950 $ 47,250
         300,000           51,975   69,300   86,625  103,950  122,850  141,750
         500,000           86,625  115,500  144,375  173,250  204,750  236,250
         700,000          121,275  161,700  202,125  242,550  286,650  330,750
         900,000          155,925  207,900  259,875  311,850  368,550  425,250
       1,100,000          190,575  254,100  317,625  381,150  450,450  519,750
       1,300,000          225,225  300,300  375,375  450,450  532,350  614,250

  Annual career earnings pension benefits are equal to 1% of total career eligible earnings plus a 30% supplement. The estimated annual career earnings benefits payable at normal retirement age 65, assuming no increase in annual earnings, will be $175,496 for Mr. Usher, $75,984 for Mr. Wilhelm and $136,190 for Mr. Hernandez. Earnings for the purpose of calculating both the final earnings and career earnings pensions are limited to base salary for services performed, allowance for absence covered by sick leave salary continuance and payment for absence while on regular vacation or holidays and do not include any awards under the Annual Incentive Compensation Plan or the Senior Executive Officer Annual Incentive Compensation Plan. Benefits under both pension provisions are based on a straight life annuity form of benefit, which is not subject to reduction for Social Security benefits, but, as provided by the USX Pension Plan, the final earnings pension is subject to offset for a pension provided outside the USX Pension Plan from a fund to which USX has contributed and for payments made by USX pursuant to workers' compensation, or similar laws when such payments are the result of a permanent disability. Benefits may be paid as an actuarially determined lump sum in lieu of monthly pensions under both the final earnings and career earnings provisions of the Plan.

  In addition to the pension benefit described above, members of USX executive management, which includes all of the executive officers named in the Summary Compensation Table, except Mr. Beghini and Mr. Frank, are entitled to the benefits shown in the table below based on bonuses paid under the Annual Incentive Compensation Plan and the Senior Executive Officer Annual Incentive Compensation Plan upon retirement after age 60 or before age 60 with USX's consent:

                         SUPPLEMENTAL PENSION BENEFITS

     AVERAGE ANNUAL BONUS
      FOR THREE HIGHEST              ANNUAL BENEFITS FOR YEARS OF SERVICE
      YEARS IN TEN-YEAR     -------------------------------------------------------
       PERIOD PRECEDING
          RETIREMENT        15 YEARS  20 YEARS 25 YEARS  30 YEARS 35 YEARS 40 YEARS
     --------------------   --------- -------- --------- -------- -------- --------
          $  100,000        $ 23,100  $ 30,800 $ 38,500  $ 46,200 $ 53,900 $ 61,600
             300,000          69,300    92,400  115,500   138,600  161,700  184,800
             500,000         115,500   154,000  192,500   231,000  269,500  308,000
             700,000         161,700   215,600  269,500   323,400  377,300  431,200
             900,000         207,900   277,200  346,500   415,800  485,100  554,400
           1,100,000         254,100   338,800  423,500   508,200  592,900  677,600
           1,300,000         300,300   400,400  500,500   600,600  700,700  800,800

  The Marathon Oil Company Retirement Plan (the "Marathon Plan") provides benefits based on final earnings. The following table shows the annual pension benefits for retirement at age 65 for various levels of eligible earnings which would be payable to employees retiring with representative years of service. The table is based on a formula of a specified percentage (dependent on years of participation in the plan) of average annual eligible earnings in the three consecutive years of the ten prior to retirement in which such earnings were highest.

     FINAL AVERAGE EARNINGS
       FOR HIGHEST THREE      ANNUAL BENEFITS FOR YEARS OF PARTICIPATION IN THE PLAN
       CONSECUTIVE YEARS      ------------------------------------------------------
       IN TEN-YEAR PERIOD
      PRECEDING RETIREMENT    15 YEARS 20 YEARS 25 YEARS  30 YEARS 35 YEARS 40 YEARS
     ----------------------   -------- -------- --------- -------- -------- --------
            $100,000          $ 21,005 $ 28,006 $ 35,008  $ 42,010 $ 49,011 $ 52,512
             300,000            69,005   92,006  115,008   138,010  161,011  172,512
             500,000           117,005  156,006  195,008   234,010  273,011  292,512
             700,000           165,005  220,006  275,008   330,010  385,011  412,512
             900,000           213,005  284,006  355,008   426,010  497,011  532,512
           1,100,000           261,005  348,006  435,008   522,010  609,011  652,512
           1,300,000           309,005  412,006  515,008   618,010  721,011  772,512

  Earnings covered by the Marathon Plan include pay for hours worked, pay for allowed hours, military leave allowance, commissions, 401(k) contributions to the Marathon Oil Company Thrift Plan and bonuses. The benefits reflected above are based upon a straight life annuity form of benefit and include the applicable Social Security offset as defined by the Marathon Plan. As of January 31, 1996, Mr. Beghini and Mr. Frank each had 38 years of credited participation.

  Mr. Beghini and Mr. Frank are also eligible for additional benefits under a provision of a non-qualified retirement plan that relate to the bonuses earned in the last ten years. These additional benefits are based upon the difference between (i) the sum of the three highest bonuses paid to them during the final ten years of their employment, and (ii) the sum of the three bonuses included under the definition of final average earnings used in the Marathon Plan. It is estimated that Mr. Beghini and Mr. Frank will be entitled to receive annual benefits of $33,000 and $11,004, respectively, beginning at age 65 attributable to these additional benefits.

  In order to comply with the limitations prescribed by the Internal Revenue Code of 1986, as amended (the "Code"), pension benefits will be paid directly by USX or by Marathon when in excess of those permitted by the Code to be paid from federal income tax qualified pension plans.

                        CHANGE IN CONTROL ARRANGEMENTS

  In order to encourage key officers to continue their dedication to their assigned duties in the face of potentially disturbing circumstances arising from the possibility of a change in control of USX, USX has entered into agreements with each of the executive officers named in the Summary Compensation Table which provide that in the event of termination of employment under certain circumstances following a change in control (as defined in the agreement) the officer will be entitled to certain severance benefits. These severance benefits are (i) a cash payment of up to three times the sum of the officer's current salary plus the highest annual bonus paid to the officer in the three years immediately preceding the date of termination under any annual bonus plan of USX; (ii) a cash payment in settlement of outstanding options under any option or incentive plan of USX; (iii) life, disability, accident and health insurance benefits for a 24-month period after termination; (iv) a cash payment equal to the actuarial equivalent of the difference between amounts receivable by the officer under the pension and welfare benefit plans of USX, Marathon or Delhi, whichever is applicable, and those which would be payable if the officer had retired as of the date of termination under conditions entitling a retiree under similar circumstances to the highest benefits available under such pension and welfare plans and the officer had been absent due to layoff for a one-year period ending on the date of termination; (v) a cash payment equal to the difference between amounts receivable under the applicable USX, Marathon or Delhi Savings Fund Plan or Thrift Plan and amounts which would have been received if the officer's savings had been fully vested; and (vi) a cash payment of the amount necessary to insure that the above-mentioned payments are not subject to net reduction due to imposition of excise taxes which are payable under Section 4999 of the Code. Each of the agreements is subject to automatic annual extension unless prior notice is given by USX that it does not wish to extend the agreement, provided that in any event the agreement continues for two years following a "change in control." The circumstances which occasion payment of these severance benefits are termination by the officer for "good reason" or by USX other than for "cause" or "disability" at any time following a "change in control." All the agreements provide that severance benefits are not payable if termination is due to death or disability or is on or after attaining age
65. A "change in control" is defined as a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not USX is then subject to such reporting requirement; provided that such a change in control shall be deemed to have occurred if (A) any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act but excluding USX, its subsidiaries, fiduciaries under any USX benefit plans, underwriters temporarily holding USX securities and corporations owned by the stockholders of USX in substantially the same proportions as their ownership of stock of USX) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of USX representing twenty percent or more of the combined voting power of USX's then outstanding voting securities; (B) there shall cease to be a majority of the Board comprised as follows: individuals who on the date of the agreement constitute the Board and any new director(s) (other than a director whose initial assumption of office is in connection with an election contest) whose appointment or election by the Board or nomination for election by USX's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors on the date of the agreement or whose appointment, election or nomination for election was previously so approved; or (C) there is consummated a merger or consolidation of USX or a USX subsidiary with any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of USX outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation at least 50% of the combined voting power of the entity surviving the merger or consolidation (or the parent of such surviving entity) or the shareholders of USX approve a plan of complete liquidation of USX, or there is consummated the sale or other disposition of all or substantially all of USX's assets.

                             STOCKHOLDER PROPOSALS

  Proposals of security holders intended to be presented at the 1997 annual meeting of stockholders must be received no later than November 8, 1996 for inclusion in the proxy statement and proxy for that meeting.

  In addition, the By-Laws provide that only such business as is properly brought before the annual meeting will be conducted. For business (other than the election of directors) to be properly brought before the meeting by a stockholder, the By-Laws require that notice be received by the Secretary at least 60, but not more than 90, days prior to the meeting and that such notice provide certain information regarding the business desired to be brought before the annual meeting and about the stockholder giving the notice.

                            SOLICITATION STATEMENT

  The cost of this solicitation of proxies will be borne by USX. In addition to soliciting proxies by mail, directors, officers and employees of USX, without receiving additional compensation therefor, may solicit proxies by telephone, telegram, in person or by other means. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of each class of common stock held of record by such persons and USX will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                       By order of the Board of Directors,

                                            Dan D. Sandman,
                                                       Secretary

Dated, March 8, 1996

USX     USX Corporation
        600 Grant Street, Pittsburgh, PA 15219-4776

        You are cordially invited to attend the Annual
        Meeting of Stockholders on April 30, 1996.

        The Meeting will be held in the Hall of Mirrors of the Omni Netherland Plaza Hotel,
        35 West Fifth Street, Cincinnati, Ohio at
        10:00 A.M. Eastern Daylight Time.

        Attached are your 1996 Proxy Card and an attendance card. The use of an attendance card, of course, is for our mutual convenience and your right to attend without an attendance card, upon identification, is not affected.

        Dan D. Sandman
        Secretary

          PLEASE SIGN, DATE AND RETURN THE ATTACHED 1996 PROXY CARD
                         IN THE ACCOMPANYING ENVELOPE


                               USX CORPORATION
                               ATTENDANCE CARD
                     1996 ANNUAL MEETING OF STOCKHOLDERS

                           Please present this card
                             at registration desk
                                 upon arrival

       TIME:                           PLACE:
       10:00 A.M.                      Hall of Mirrors
       Eastern Daylight Time           Omni Netherland Plaza Hotel
       Tuesday, April 30, 1996         35 West Fifth Street, Cincinnati, Ohio

                  For the personal use of the stockholder(s)
                       named on the attached Proxy Card
                            --not transferrable--

 ...............................................................................

PROXY CARD

The undersigned hereby appoint(s) Thomas J. Usher, Victor G. Beghini, Robert
M. Hernandez and Paul J. Wilhelm, or any of them, proxies to vote as herein stated on behalf of the undersigned at the Annual Meeting of Stockholders of USX Corporation on April 30, 1996 and any adjournment or postponement thereof and upon all other matters properly coming before the Meeting, including the proposals set forth in the proxy statement for such Meeting with respect to which the proxies are instructed to vote as follows:

Proposals of the Board of Directors--The directors recommend a vote "FOR"

Proposal No. 1--Election of directors--Nominees: Jeanette G. Brown, Charles
A. Corry, Paul E. Lego, Seth E. Schofield and Douglas C. Yearley
FOR all nominees         [ ]         WITHHOLD AUTHORITY         [ ]
(except as indicated)                to vote for all nominees


(To withhold authority to vote for any individual nominee strike out that nominee's name.)

Proposal No. 2--Election of Price Waterhouse LLP as independent accountants
FOR    [ ]       AGAINST   [ ]      ABSTAIN   [ ]

----------------------------------------------------------------------------

[ ] I Will Attend The Annual Meeting

Signature(s)
            -------------------------------

-------------------------------------------

              Dated                    1996
                   --------------------

Please sign exactly as your name appears hereon, including representative capacity where applicable. Joint owners should both sign.

This proxy is solicited by the Board of Directors and represents your holdings of USX-Delhi Group Common Stock. Unless otherwise marked, proxies are to vote FOR Proposals 1 and 2, and in their discretion upon all other matters properly brought before the Meeting and any adjournment or postponement thereof.

USX     USX Corporation
        600 Grant Street, Pittsburgh, PA 15219-4776

        You are cordially invited to attend the Annual
        Meeting of Stockholders on April 30, 1996.

        The Meeting will be held in the Hall of Mirrors of the Omni Netherland Plaza Hotel,
        35 West Fifth Street, Cincinnati, Ohio at
        10:00 A.M. Eastern Daylight Time.

        Attached are your 1996 Proxy Card and an attendance card. The use of an attendance card, of course, is for our mutual convenience and your right to attend without an attendance card, upon identification, is not affected.

        Dan D. Sandman
        Secretary

          PLEASE SIGN, DATE AND RETURN THE ATTACHED 1996 PROXY CARD
                         IN THE ACCOMPANYING ENVELOPE


                               USX CORPORATION
                               ATTENDANCE CARD
                     1996 ANNUAL MEETING OF STOCKHOLDERS

                           Please present this card
                             at registration desk
                                 upon arrival

       TIME:                           PLACE:
       10:00 A.M.                      Hall of Mirrors
       Eastern Daylight Time           Omni Netherland Plaza Hotel
       Tuesday, April 30, 1996         35 West Fifth Street, Cincinnati, Ohio

                  For the personal use of the stockholder(s)
                       named on the attached Proxy Card
                            --not transferrable--

 ...............................................................................

PROXY CARD

The undersigned hereby appoint(s) Thomas J. Usher, Victor G. Beghini, Robert
M. Hernandez and Paul J. Wilhelm, or any of them, proxies to vote as herein stated on behalf of the undersigned at the Annual Meeting of Stockholders of USX Corporation on April 30, 1996 and any adjournment or postponement thereof and upon all other matters properly coming before the Meeting, including the proposals set forth in the proxy statement for such Meeting with respect to which the proxies are instructed to vote as follows:

Proposals of the Board of Directors--The directors recommend a vote "FOR"

Proposal No. 1--Election of directors--Nominees: Jeanette G. Brown, Charles
A. Corry, Paul E. Lego, Seth E. Schofield and Douglas C. Yearley
FOR all nominees         [ ]         WITHHOLD AUTHORITY         [ ]
(except as indicated)                to vote for all nominees


(To withhold authority to vote for any individual nominee strike out that nominee's name.)

Proposal No. 2--Election of Price Waterhouse LLP as independent accountants
FOR    [ ]       AGAINST   [ ]      ABSTAIN   [ ]

----------------------------------------------------------------------------

[ ] I Will Attend The Annual Meeting

Signature(s)
            -------------------------------

-------------------------------------------

              Dated                    1996
                   --------------------

Please sign exactly as your name appears hereon, including representative capacity where applicable. Joint owners should both sign.

This proxy is solicited by the Board of Directors and represents your holdings of USX-Marathon Group Common Stock and/or USX-U.S. Steel Group Common Stock. Unless otherwise marked, proxies are to vote FOR Proposals 1 and 2, and in their discretion upon all other matters properly brought before the Meeting and any adjournment or postponement thereof.